Exhibit 99.1

James Acuna Joins Ondas Autonomous Systems Advisory Board, Brings Deep Intelligence and Unmanned Systems Expertise

Former senior CIA officer with 30 years of international security and technology leadership including two decades of field operations across Eurasia

Ondas and Acuna to introduce our framework for investments in unmanned and autonomous technologies at DSEI 2025

BOSTON, MA / August 22, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and autonomous systems, today announced that James Acuna, founder of the Estonia-based Baltic Ghost Wing Center of Excellence and former senior operations officer with the Central Intelligence Agency (CIA), has joined Ondas Autonomous Systems’ (OAS) Advisory Board.

Ondas and Mr. Acuna will present our framework for investments in unmanned and autonomous technologies at DSEI 2025, one of the world’s largest defense and security exhibitions, taking place September 9-12, 2025 in London.

“James is a uniquely experienced operator and strategist who bridges intelligence, defense, and technology expertise,” said Eric Brock, Chairman and CEO of Ondas Holdings. “His leadership in establishing battlefield-proven drone training and his extensive network across NATO, Ukraine, and Eastern Europe will be instrumental as we build scalable investment and commercialization pathways for unmanned systems.”

“Ondas has a clear vision to connect capital, innovation, and markets for the next generation of unmanned systems,” said James Acuna. “I look forward to helping shape this effort and bringing forward the best technologies and talent from Ukraine and allied nations to meet urgent defense and security needs.”

Mr. Acuna brings more than 30 years of international security and technology leadership, including two decades of CIA field operations across Eurasia and Central Asia, where he led complex missions in denied and contested environments. In the private sector, Mr. Acuna founded Frontier Vectors LLC and later Baltic Ghost Wing, a premier drone training and testing facility in Estonia that develops validated tactics, techniques, and procedures based on battlefield experience in Ukraine. He has advised governments, defense ministries, and global manufacturers on unmanned and autonomous systems, supporting both defense and commercial programs.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com